Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

December 20, 2011	For more information:
Gregory W. Kleffner
FOR IMMEDIATE RELEASE	EVP, Chief Financial Officer
(904) 346-1500
investorrelations@steinmart.com

STEIN MART, INC. NAMES D. HUNT HAWKINS CHIEF OPERATING OFFICER

JACKSONVILLE, FL – Stein Mart, Inc. (Nasdaq: SMRT) today announced that D. Hunt Hawkins, previously the company’s executive vice president and chief administrative officer, has been named chief operating officer. “Hunt has been an important part of Stein Mart since 1994 and has had a key role in our significant operational improvements over the last several years,” commented Jay Stein, interim chief executive officer of Stein Mart, Inc. “This is a great reward for his many years of quality service.”

Information technology, supply chain and human resources reported to Hawkins as chief administrative officer. With his new role, store operations and e-commerce will additionally report to him.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com